Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115680) pertaining to the IHCC Retirement Savings Plan and Trust of our report dated March 20, 2015, related to the consolidated financial statements of Investors Heritage Capital Corporation included in this Annual Report (Form 10-K) for the two years ended December 31, 2014 and 2013.

/s/Mountjoy Chilton Medley LLP

Louisville, Kentucky

March 20, 2015